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Source: Immunotech Laboratories, Inc. ( IMMB )

Immunotech Laboratories, Inc.

Monrovia, Calif.---- 3/ 22, 2013--- Immunotech Laboratories, Inc.

Immunotech Laboratories ,Inc. announce that the company signed an agreement with The Lebrecht Group a professional law corporation to provide legal services for Immunotech and to upgrade the company to current status.

Further information can be obtained from www.immunotechlab.com

This news release contains forward-looking statements that involve risks and uncertainties associated with financial projections, budgets, milestone timelines, clinical development, regulatory approvals, and other risks described by Immunotech Laboratories, Inc. from time to time in its periodic reports filed with the SEC. IPF is not approved by the US Food and Drug Administration or by any comparable regulatory agencies elsewhere in the world. While Immunotech Laboratories believes that the forward-looking statements and underlying assumptions contained therein are reasonable, any of the assumptions could be inaccurate, including, but not limited to, the ability of Immunotech Laboratories to establish the efficacy of IPF in the treatment of any disease or health condition, the development of studies and strategies leading to commercialization of IPF in the United States, the obtaining of funding required to carry out the development plan, the completion of studies and tests on time or at all, and the successful outcome of such studies or tests. Therefore, there can be no assurance that the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, Immunotech Laboratories or any other person that the objectives and plans of Immunotech Laboratories will be achieved should not regard the forward-looking statements as a representation.